Exhibit 10.13

SUBORDINATED UNSECURED PROMISSORY NOTE

[ ]	New York, New York

July 31, 2009

FOR VALUE RECEIVED, Great American Group, Inc. (“Maker”), promises to pay to [                ] (the “Payee”), the principal sum of [                    ] ($[            ]), together with interest from the date of this Note on the unpaid principal balance at a rate equal to twelve percent (12%) per annum. One-fifth ( 1/5 th) of the principal amount of this Subordinated Unsecured Promissory Note (this “Note”), together with accrued and unpaid interest, shall be payable on each anniversary of the date of this Note, commencing with the first anniversary of the date of this Note and ending on the fifth (5th) anniversary of the date hereof (the “Maturity Date”). Interest shall be payable quarterly, in arrears, on each January 31st, April 30th, July 31st, and October 31st of each year, commencing on October 31, 2009. To the fullest extent permitted by applicable law, any principal and/or interest not paid when due shall bear interest (commencing on the date such principal and/or interest became so due) at the Default Rate until paid in full. “Default Rate” shall mean the lesser of fifteen percent (15.0%) per annum or the maximum rate permitted by applicable law. Pursuant to the terms of the Acknowledgments executed by each of Payee and Other Payees (as defined below), this Note, together with the other promissory notes issued by Maker contemporaneously herewith to [                    ] (collectively, the “Other Payees”) supersedes and replaces in its entirety that certain Subordinated Unsecured Promissory Note dated as of July 31, 2009 by Maker for the benefit of Payee and the Other Payees.

1. The principal amount of this Note is being issued pursuant to Section 1.1(a)(ii) of that certain Agreement and Plan of Reorganization by and among Alternative Asset Management Acquisition Corp., Maker, AAMAC Merger Sub, Inc., Great American Group, LLC, the members of Great American Group, LLC and the Member Representative, dated May 14, 2009, and as amended by Amendment No.1, dated May 29, 2009, Amendment No. 2, dated July 8, 2009, and Amendment No. 3, dated July 28, 2009) (the “Purchase Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to it in the Purchase Agreement.

2. Subject to the Subordination Provisions, as hereafter defined, this Note may be prepaid in whole or in part at any time prior to the Maturity Date by Maker without penalty. Any and all such prepayments shall be applied first to any unpaid fees, costs and expenses under this Note, then to accrued interest to the date of the prepayment on the amount prepaid and then to unpaid principal. Time is of the essence of this Note. To the fullest extent permitted by applicable law, Maker, for itself and its legal representatives, successors and assigns, expressly waives demand, presentment, protest notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws. No delay or failure on the part of Payee in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Payee of any right or remedy preclude any other right or remedy. If any payment under this Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest in connection with such payment.

3. Notwithstanding anything to the contrary in the foregoing, (i) if Maker has received a written demand for payment from Wells Fargo Retail Finance, LLC (“Wells Fargo”) under that certain First Amended and Restated Guaranty, dated August     , 2009, by and among Wells Fargo, Maker, and Great American Group, LLC (“GAG LLC”), so long as such written demand for payment has not been withdrawn by Wells Fargo, or (ii) if a bankruptcy proceeding or assignment for the benefit of creditors is commenced with respect to Maker, GAG LLC, or Great American Group WF, LLC (“Borrower”), or any other action or proceeding is commenced by or against Maker, GAG LLC, or Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions (each, an “Insolvency Proceeding”), so long as such Insolvency Proceeding continues to be maintained with respect to Maker, GAG LLC, or Borrower, as applicable (such period referred to herein as the “Blockage Period”), Maker shall not be entitled to make, and Payee shall not be entitled to accept and retain, payments in respect of the indebtedness evidenced by this Note, until the time when all indebtedness of the Borrower to Wells Fargo evidenced by that certain Credit Agreement, dated October 21, 2008, by and between Borrower and Wells Fargo (as hereafter amended or amended and restated, the “Credit Agreement”), whether for principal, interest (including, without limitation, interest that but for the filing of a case in bankruptcy with respect to Borrower would accrue on such indebtedness), fees, expenses or otherwise, whether now existing or hereafter incurred or created between Borrower and Wells Fargo, and whether incurred by Borrower as principal, acceptor, surety, indorser, guarantor, accommodation party or otherwise (all such indebtedness and other obligations being hereinafter called the “Senior Obligations”) shall have been paid in full (excluding any and all continuing indemnification and tax obligations) in immediately available funds to Wells Fargo, all letters of credit issued by Wells Fargo (or an affiliate thereof) for the account of Borrower under the Credit Agreement shall have been terminated or cash collateralized in form and substance satisfactory to Wells Fargo, and the Credit Agreement (other than the provisions thereof which expressly by their terms survive termination) shall have been terminated (the “Senior Obligations Termination Date”).

4. So long as a Blockage Period has been commenced and is continuing, Payee will not ask, demand or sue for, any portion of the indebtedness evidenced by this Note, until the earliest to occur of (a) the acceleration of the Senior Obligations, (b) the commencement of an Insolvency Proceeding, and (c) the Senior Obligations Termination Date.

5. Payee shall hold any money and/or other property received by Payee from Maker during any Blockage Period in trust for Wells Fargo and promptly after receipt, deliver such money and other property to Wells Fargo according to Wells Fargo’s instructions until the Senior Obligations Termination Date. If any such money or other property is received by Payee for application to this Note during the Blockage Period and held in trust for Wells Fargo, such money or other property shall first be used to satisfy the Senior Obligations until paid in full, and second, ratably, to satisfy the obligations under this Note and the notes issued by Maker to Other Payees as of the date hereof. All such money or other property that is so delivered to Wells Fargo during a Blockage Period for application to the Senior Obligations shall be deemed to have been paid directly to Wells Fargo and shall not constitute a payment in respect of the indebtedness evidenced by this Note.

6. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets or securities of Maker or the proceeds thereof, to creditors of Maker, in connection with an Insolvency Proceeding with respect to Maker or Borrower, then and in any such event any payment or distribution of any kind or character either in cash, securities or other property, which shall be payable or deliverable upon or with respect to this Note shall be paid or delivered directly to Wells Fargo for application to payment of the Senior Obligations in such order as Wells Fargo may elect, until the Senior Obligations Termination Date has occurred.

7. No payment or distribution by Payee to Wells Fargo pursuant to the subordination provisions of this Note shall entitle Payee to exercise any right of subrogation in respect thereof until the Senior Obligations Termination Date.

8. The Subordination Provisions hereof shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any agreement or instrument evidencing or relating to the Senior Obligations; (ii) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Senior Obligations, or any other extension, renewal, amendment, waiver, refinancing or restructuring of, or any consent to any departure from, any of the Senior Obligations or any agreement or instrument evidencing or relating to the Senior Obligations; (iii) any sale, release, exchange or non-perfection of any or all of the Senior Obligations or any security therefor; and (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Maker, GAG LLC, or the Borrower. The Subordination Provisions shall remain in full force and effect until the earlier of the occurrence of the Senior Obligations Termination or the repayment in full of the indebtedness evidenced by this Note. The Subordination Provisions shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligations is rescinded or must otherwise be returned in whole or in part by Wells Fargo upon the insolvency, bankruptcy or reorganization or other similar proceeding instituted by or against Maker, GAG LLC, or Borrower and the indebtedness evidenced by this Note remain outstanding, all as though such payment had not been made.

9. This Note shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of law (except Sections 5-1401 and 5-1402 of the New York General Obligations Law). Any judicial proceeding brought against Maker with respect to this Note may be brought in any court of competent jurisdiction in the State of New York. Maker agrees to pay the cost of such court proceeding and the entering of such judgment. Maker hereby consents to the jurisdiction of any federal or state court situated in New York, New York, over any litigation arising with respect to this Note. In the event of any litigation with respect to the obligations evidenced by this Note, Maker waives the right to a trial by jury, all rights of setoff and rights to interpose permissive counterclaims and cross claims.

10. Payee hereby agrees that he will not at any time sell, transfer, assign, pledge or hypothecate (any such transaction, a “Transfer”) all or any part of this Note; provided, however, that Payee shall be permitted to Transfer all or any part of this Note to any of the following individuals and entities: (a) to Payee’s descendants or spouse, or to trusts for the benefit of such individuals, where Payee shall become the trustee or, with Payee’s spouse, the co-trustee of such trust; (b) to an entity that is wholly owned by Payee (or by Payee and one or more of the individuals referred to in the preceding clause (a)); or (c) in the event of the death of Payee, to Payee’s (i) personal representatives (in their capacities as such), (ii) estate and/or (iii) named beneficiaries. [FOR GUMAER AND YELLEN NOTES ONLY: Payee shall also be permitted to pledge his interests under this Note to secure obligations of Payee to Credit Suisse First Boston Next Fund Inc.] Any permitted transferee of this Note shall be bound by the terms and conditions of this Note, including the Subordination Provisions, to the same extent as Payee.

11. The Subordination Provisions are for the purpose of defining the relative rights of the holders of the Senior Obligations, on the one hand, and Payee, on the other hand, and, subject only to the Subordination Provisions, nothing herein shall impair, as between Maker and Payee, the obligation of Maker under this Note, which is unconditional and absolute, to pay to Payee the principal hereof, interest thereon and all other indebtedness evidenced by this Note in accordance with the terms hereof, nor shall anything herein prevent Payee to from exercising any remedies otherwise permitted by applicable law or hereunder upon default hereunder,.

12. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by Maker and Payee; provided, however, that Sections 3, 4, 5, 6 7, and 8 (such sections of this Note being referred to herein as the “Subordination Provisions”) may not be changed, modified or terminated without the written consent of Wells Fargo.

13. This Note shall be binding upon Maker and the successors and assigns of Maker and inure to the benefit of the Payee and the Payee’s successors and assigns. If any term of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. Wells Fargo is an express third party beneficiary of the Subordination Provision, and shall have the right to enforce solely the Subordination Provisions in accordance with the terms thereof. No delay, failure or omission by the Payee or any subsequent holder in respect of the exercise of any right or remedy granted hereunder or allowed by law to the Payee or other holder shall constitute a waiver of the right to exercise the same at any future time or in the same or other circumstances.

[SIGNATURE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first written above.

GREAT AMERICAN GROUP, INC.

By:
Name:
Title: